EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272647 and 333-253889 on Form S-3 and Registration Statement Nos. 333-143432, 333-182427, 333-272334 and 333-157151 on Form S-8 of our reports dated February 27, 2024, relating to the financial statements of Pinnacle West Capital Corporation and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona
February 27, 2024